EXHIBIT 12



                  PRIME MEDICAL SERVICES, INC. AND SUBSIDIARIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                 FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND 1997
                                   (Unaudited)
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

                                                                                   Six Months Ended
                                                                                         June 30,
                                                                                   1998          1997
                                                                                  -------       -------

Income before income taxes and after minority interest                            $ 4,424       $ 8,647

Undistributed equity income                                                           (14)         (160)

Minority interest income of subsidiaries with fixed charges                         1,789         2,710
                                                                                  -------       -------

Adjusted earnings                                                                   6,199        11,197
                                                                                  =======       =======

Interest on debt                                                                    4,114         3,743

Debt issuance costs                                                                 4,982           360
                                                                                  -------       -------

Total fixed charges                                                                 9,096         4,103
                                                                                  -------       -------

Total available earnings before fixed charges                                      15,295        15,300
                                                                                  =======       =======

Ratio                                                                                 1.7           3.7
                                                                                  =======       =======


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